Exhibit 99.1

EXTENSION OF MEMORANDUM OF UNDERSTANDING

This Extension of Memorandum of Understanding (this "Extension") is entered into as of June 6, 2026 (the "Extension Effective Date"), by and between:

Bion Environmental Technologies, Inc., a corporation organized and existing under the laws of the State of Colorado, with its principal place of business at 9 E Park Court, Old Bethpage, NY, 11804 ("Bion"); and

Kimmeridge Energy Management Company, LLC, an alternative asset manager with its principal place of business at 15 Little West 12th Street, 4th Floor, New York, NY 10014, for and on behalf of itself and certain of its affiliates ("Kimmeridge").

Bion and Kimmeridge may be referred to individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, the Parties entered into that certain Memorandum of Understanding dated December 5, 2025 (the "MOU"), setting forth a preliminary, non-binding (except as expressly stated) framework for engineering, testing, collaboration, and negotiation of definitive agreements relating to the integration of Bion's ammonium bicarbonate technology with a Kimmeridge RNG Facility and the formation of a joint venture;

WHEREAS, the Parties wish to confirm and extend the MOU framework, including all binding provisions, for an additional six (6) months from the Extension Effective Date, under the same terms and conditions; and

WHEREAS, the Parties desire to memorialize their agreement to extend the MOU on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Defined Terms.

Capitalized terms used but not defined in this Extension shall have the meanings ascribed to them in the MOU.

2.	Extension of MOU.

The Parties hereby agree to extend the MOU, including all binding provisions set forth in Section 7.2 of the MOU (i.e., Section 3.5 (Cost Sharing and Reimbursement), Section 4 (Right of First Refusal), Section 5 (Confidentiality), Section 6 (Intellectual Property), Section 8 (Governing Law), Section 9 (Termination), and Section 11 (Public Announcements)), for a period of six (6) months commencing on the Extension Effective Date and expiring on December 6, 2026 (the "Extended Term"), unless earlier terminated in accordance with Section 9 of the MOU.

3.	Same Terms and Conditions.

Except as expressly modified by this Extension, the MOU shall remain in full force and effect and is hereby ratified and confirmed. All terms, conditions, rights, and obligations of the MOU (including without limitation the non-binding framework provisions and all binding provisions) shall continue to apply during the Extended Term without modification.

4.	ROFR Triggering Event.

The Parties hereby agree that the six (6)-month ROFR triggering date set forth in Section 4.2(b) of the MOU is reset as of the Extension Effective Date. Accordingly, the triggering event under Section 4.2(b) shall be deemed to occur on the date that is six (6) months after the Extension Effective Date, and any prior occurrence or accrual of that triggering date under the original MOU is hereby waived and of no further force or effect. All other provisions of Section 4 of the MOU (including Sections 4.1, 4.2(a), and 4.3 through 4.6) remain in full force and effect without modification.

5.	No Other Amendments.

This Extension constitutes the entire agreement of the Parties with respect to the extension of the MOU and supersedes all prior discussions, representations, or understandings relating thereto. No other provision of the MOU is amended, waived, or modified by this Extension.

6.	Counterparts.

This Extension may be executed in one or more counterparts, including by electronic or PDF signature, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

7.	Governing Law.

This Extension shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict-of-laws principles.

IN WITNESS WHEREOF, the Parties have executed this Extension as of the Extension Effective Date.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

By: /s/ S. Craig Scott

Name: S. Craig Scott

Title: CEO

Date: June 11, 2026

KIMMERIDGE ENERGY MANAGEMENT COMPANY, LLC.

By: /s/ Brittany McCormick

Name: Brittany McCormick

Title: Assistant General Counsel and Vice President, Legal & Compliance

Date: June 11, 2026